If filing more than one
Page 32, "X" box:      ?
For period ending August 31, 1998

File number 811-6376


77.	A.	Is the Registrant filing any of
the following attachments with the current
		filing of Form N-SAR?  (ANSWER
FOR ALL SERIES AS A GROUP)		Y
			Y/N

NOTE:  If answer is "Y" (Yes), mark those
items below being filed as an attachment to
this
form or incorporated by reference.	__
	Y/N

	B.	Accountant's report on internal
control		__
	C.	Matters submitted to a vote of
security holders		N
	D.	Policies with respect to
security investments		Y
	E.	Legal proceedings		N
	F.	Changes in security for debt
	N
	G.	Defaults and arrears on senior
securities		N
	H.	Changes in control of Registrant
		N
	I.	Terms of new or amended
securities		N
	J.	Revaluation of assets or
restatement of capital share account
	N
	K.	Changes in Registrant's
certifying accountant		N
	L.	Changes in accounting principles
and practices		N
	M.	Mergers		N
	N.	Actions required to be reported
pursuant to Rule 2a-7		N
	O.	Transactions effected pursuant
to Rule 10f-3		Y
	P.	Information required to be filed
pursuant to existing exemptive orders
	N
Attachment Information (Cont. On Screen 39)



If filing more than one
Page 32, "X" box:     ?
For period ending August 31, 1998

File number 811-6376


Attachment Information (Cont. from Screen
38)

77.	Q.	1.	Exhibits		Y
			Y/N

		2.	Any information called for
by instructions to sub-item 77Q2		N
			Y/N

		3.	Any information called for
by instructions to sub-item 77Q3		N
				Y/N




SCREEN NUMBER:  39

__ __ __ __ __ __ __ __ __ __ __ __ __ __ __
__ __ __ __ __ __ __ __ __ __ __ __ __ __ __
__
79.	?	List the "811" numbers and names
of Registrant's wholly-owned investment
		company subsidiariesconsolidated
in this report.


811 Number		Subsidiary Name





For period ending August 31, 1998
File number 811-6376		EXHIBIT 77D

FUND:  PW Mid Cap Fund

Effective on May 1, 1998, narrowing the
Fund's definition of mid-cap companies to include those companies with market capitalizations of at least $750 million and no more than $6 billion at the time of purchase.


For period ending August 31, 1998
File number 811-6376		EXHIBIT 77O

FORM 10f-3	FUND:  PW Mid Cap Fund

Registered Domestic Securities

1.	Issuer:  Dura Automotive
2. Date of Purchase: 6/12/98
3. Date offering commenced: 6/17/98

4.	Underwriters from whom purchased:  DLJ

5.	"Affiliated Underwriter" managing or
participating in syndicate:  PaineWebber

6.	Aggregate principal amount of
purchase:  $327,500

7.	Aggregate principal amount of
offering:  $144,427,500

8.	Purchase price (net of fees and
expenses):  $32.75

9.	Initial public offering price:  $32.75

10.	Commission, spread or profit:  	%
	$0.95

11.	Have the following conditions been
satisfied?
YES
NO
a. The securities are part of an issue
registered
under the Securities Act of 1933 that is being offered to the public.


X

b. The securities were purchased prior to the end of the first day on which any sales are made
(or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.)





X



c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering .


X

d. The underwriting was a firm commitment underwriting.

X

e. The commission, spread or profit was
reasonable and fair in relation to that
being
received by others for underwriting similar securities during the same period.



X

f. e.	The issuer of the securities and its
predecessor have been in continuous
operation for not less than three years.


X

g. The amount of such securities purchased by all of the investment companies advised by Mitchell Hutchins (or the Fund's sub-
Advisor, if
applicable) did not exceed 25% of the
principal
amount of the offering.




X

h.	No Affiliated Underwriter was a direct
or
indirect participant in or beneficiary of the sale.

X


Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular,
"Affiliated Underwriter" is defined a
PaineWebber Group Inc. and any of its
affiliates, including PaineWebber
Incorporated. In the case of a Fund advised by a Sub-Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  Chris Altschul		Date:
7/21/98


If filing more than one
Page 49, "X" box:      ?
For period ending August 31, 1998

File number 811-6376



ANNUAL SUPPLEMENT
Page 53 is to be filed only once each year at the end of Registrant's fiscal year.

105.	Fidelity bond(s) in effect at the end
of the period:

	A.	?	Insurer Name:  ICI Mutual
Insurance Co.

	B.	?	Second Insurer:

	C.	?	Aggregate face amount of
coverage for Registrant on all bonds on
which
			it is named as an insured
($000's omitted)	$50,000

106.	A.	?	Is the bond part of a
joint fidelity bond(s) shared with other
investment companies
			or other entities?	Y


	B.	?	If the answer to 106A is
"Y" (Yes), how many other investment
companies or other
			entities are covered by
the bond?	68
			NOTE:  Count each series
as a separate investment company.

107.	A.	?	Does the mandatory
coverage of the fidelity bond have a
deductible?	N


	B.	?	If the answer to 107A is
"Y" (Yes), what is the amount of the
deductible?	$______

108.	A.	?	Were any claims with
respect to this Registrant filed under the
bond during
			the period?	N


	B.	?	If the answer to 108A is
"Y" (Yes), what was the total amount of such
claim(s)?	$______

109.	A.	?	Were any losses incurred
with respect to this Registrant that could
have been filed
			as a claim under the
fidelity bond but were not?	N


	B.	?	If the answer to sub-item
109A is "Y" (Yes), what was the total amount of such
			losses?  ($000's omitted)
	$______

110.	A.	?	Are Registrant's officers
and directors covered as officers and
directors of
			Registrant under any
errors and omissions insurance policy owned
by the Registrant
			or anyone else?	Y

	B.	?	Were any claims filed
under such policy during the period with
respect to
			Registrant?	N
				Y/N